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                                                         EXHIBIT 99.1


                               RADIUS INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
           (in thousands, except per share data; unaudited)


                                                   Twelve Months Ended
                                                    September 30, 1996
                                                   --------------------

Net sales                                               $ 90,290
Cost of sales                                             77,382
                                                   --------------------
      Gross profit                                        12,908
                                                   --------------------

Operating expenses:
  Research and development                                 7,478
  Selling, general and administrative                     25,886
                                                   --------------------
      Total operating expenses                            33,364

Loss from operations                                     (20,456)

Other income (expense), net                               20,296
Settlement of litigation                                      --
                                                   --------------------
Loss before income taxes                                    (160)

Provision for income taxes                                   815
                                                   --------------------

Net loss                                                $   (975)

Net income (loss) per share:

Net loss per share                                      $   (0.05)
                                                   --------------------
                                                   --------------------

Common and common equivalent shares used in
computing net income (loss) per share                      21,251
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